UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 8, 2009, Pacific Mercantile Bancorp announced its decision not to participate in the U.S. Treasury Capital Purchase Program under the Troubled Asset Relief Program (TARP). The Company had announced on February 19, 2009 that they had been preliminary approved by the U.S. Treasury Department to take part in the TARP program and was eligible to obtain a capital investment of up to $25.5 million from the U.S. Treasury. Attached as Exhibit 99.1 to this Report is a copy of that press release, which qualifies in its entirety the foregoing summary of that press release.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished pursuant to Item 7.01 above.

Exhibit No.	Description

99.1	Press Release announcing Company’s decision not to participate in Capital Purchase Program under the U.S. Treasury’s Troubled Asset Relief Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: April 15, 2009	By:	/s/ NANCY GRAY
Nancy Gray, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release announcing Company’s decision not to participate in Capital Purchase Program under the U.S. Treasury’s Troubled Asset Relief Program.

E-1